Exhibit 4.62

CEMEX, S.A.B. de C.V.

U.S.$600,000,000

3.75% CONVERTIBLE SUBORDINATED NOTES DUE 2018

PURCHASE AGREEMENT

March 9, 2011

Citigroup Global Markets, Inc.

J.P. Morgan Securities LLC

Banco Bilbao Vizcaya Argentaria S.A.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

BNP Paribas Securities Corp.

Barclays Capital Inc.

HSBC Securities (USA) Inc.

ING Financial Markets LLC

RBS Securities Inc.

Santander Investment Securities Inc.

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets, Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

CEMEX, S.A.B. de C.V., a publicly traded stock corporation with variable capital (sociedad anónima bursátil de capital variable) organized under the laws of Mexico (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, U.S.$600,000,000 principal amount of its 3.75% Convertible Subordinated Notes due 2018 (the “Firm Securities”). The Company also proposes to grant to the Initial Purchasers an option to purchase up to U.S.$90,000,000 additional principal amount of such securities to cover over-allotments, if any (collectively, the “Option Securities” and, together with the Firm Securities, the “Securities”). The Securities are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), among the Company, The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), and, for certain limited purposes to comply with Mexican applicable law, The Bank of New York Mellon, S.A., Institución de Banca Múltiple, as co-trustee. The Securities are convertible into ADSs of the Company at the conversion rates set forth in the Indenture. To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 26 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities or the ADSs issuable upon conversion thereof under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated March 8, 2011 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated March 9, 2011 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Securities and the ADSs issuable upon conversion thereof. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

It is understood that the Company is concurrently entering into a purchase agreement (the “2016 Securities Purchase Agreement”) with the several initial purchasers thereunder providing for the sale by the Company of U.S.$800,000,000 principal amount of its 3.25% Convertible Subordinated Notes due 2016 (the “2016 Firm Securities”). The Company is also granting the initial purchasers under the 2016 Securities Purchase Agreement an option to purchase up to U.S.$177,500,000 additional principal amount of such securities to cover over-allotments (the “2016 Option Securities” and, together with the 2016 Firm Securities, the “2016 Securities”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the 2016 Securities.

1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1:

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of the Final Memorandum, the Final Memorandum did not, and on the Closing Date, will not (together with any amendment or supplement thereto, at the date thereof and at the Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

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(b) The Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c) None of the Company nor any person acting on its behalf has directly or indirectly, (i) made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities or the ADSs issuable upon conversion thereof under the Act; or (ii) gave to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.

(d) None of the Company nor any person acting on its behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities or the ADSs issuable upon conversion thereof; and each of the Company, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(f) The Company is a “foreign issuer” (as defined in Regulation S).

(g) No registration of the Securities or the ADSs issuable upon conversion thereof under the Act is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(h) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will not be, an “investment company” as defined in the Investment Company Act.

(i) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

(j) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

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(k) The Company has been duly incorporated and is validly existing as a publicly traded stock corporation with variable capital (sociedad anónima bursátil de capital variable) under the laws of Mexico with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and, if applicable, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification or such person is subject to no material liability or disability by reason of the failure to be so qualified.

(l) (i) The Company’s authorized equity capitalization is as set forth, and conforms to the description thereof contained, in the Disclosure Package and the Final Memorandum; (ii) the outstanding ordinary shares of the Company have been duly authorized and validly issued and are fully paid and nonassessable; (iii) the outstanding CPOs of the Company have been duly authorized and validly issued in accordance with the CPO Trust and the relevant CPO Deeds; (iv) the outstanding ADSs of the Company have been, and the ADSs issuable upon conversion of the Securities will be, duly authorized and validly issued pursuant to the ADS Deposit Agreement; (v) based on the initial conversion rate and considering any fundamental change, but without considering any antidilution adjustment that may occur subsequent to the Closing Date as provided in the Indenture, (1) the Company has duly and validly issued a sufficient number of ordinary shares, free of preemptive or similar rights, and (2) no later than June 30, 2011, will have a sufficient number of CPOs available, free of preemptive or similar rights, to be released and delivered by the CPO Trustee, in each case, for issuance of ADSs upon conversion of the Securities, (vi) following the occurrence of a fundamental change or antidilution adjustment after the Closing Date as provided in the Indenture, any ordinary shares issued, and any CPOs released and delivered by the CPO Trustee, for the issuance of ADSs upon conversion of the Securities against payment of the conversion price, will be duly and validly issued pursuant to the Company’s bylaws, the CPO Trust and the relevant CPO Deed, free of preemptive or similar rights; (vii) except as set forth in the Disclosure Package and the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, ownership interests, ordinary shares, CPOs or ADSs in the Company are outstanding, and (viii) except as otherwise set forth in the Disclosure Package and the Final Memorandum, all outstanding shares of capital stock or other equity interests of the Company’s significant subsidiaries are owned by the Company either directly or through wholly owned and majority-owned subsidiaries free and clear of any security interest, claim, lien or encumbrance, except for the security interest created under the Transaction Security Documents.

(m) (i) The statements in the Disclosure Package and the Final Memorandum under the headings “Important Federal Tax Considerations,” “Description of Common Stock,” “Description of CPOs” and “Description of ADSs” and (ii) the statements in the Disclosure Package and the Final Memorandum under the heading “Regulatory Matters and Legal Proceedings,” insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the matters therein described in all material respects.

(n) This Agreement has been duly authorized, executed and delivered by the Company; the Indenture and the Capped Call Transaction Documents have been duly authorized and, assuming due authorization, execution and delivery thereof by the counterparties thereto,

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when executed and delivered by the Company, will constitute legal, valid, binding instruments enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Securities have been duly authorized, and, when executed, authenticated and issued in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity) and will be convertible into ADSs in accordance with their terms.

(o) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture and in the Capped Call Transaction Documents, except (i) such as may be required under the blue sky laws or any other state or foreign securities laws of any jurisdiction in which the Securities are offered and sold, including without limitation, the notice to, and filing with, the Luxembourg authorities of the terms of the offering and sale of the Securities; (ii) for the notice to be given to the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) under Article 7 of the Securities Market Law (Ley del Mercado de Valores), in respect of the issuance of the Securities; and (iii) for the notarization of a Spanish version of the Indenture, to be effected on or prior to the Closing Date, and its subsequent filing and registration with the Public Registry of Property and Commerce (Registro Público de la Propiedad y del Comercio) of Monterrey, Nuevo León, Mexico.

(p) None of the execution and delivery of the Indenture, the Capped Call Transaction Documents or this Agreement, the issuance and sale of the Securities or the issuance of the shares of common stock, the CPOs representing such shares of common stock or the ADSs representing such CPOs, upon conversion of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject (including the Financing Agreement, the Transaction Security Documents, the CPO Trust and the ADS Deposit Agreement); or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, which conflict, breach, violation or imposition would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other conflicts, breaches, violations and impositions referred to in this paragraph (p) (if any), have (x) a Material Adverse Effect (as defined below) or (y) a material adverse effect upon the transactions contemplated herein.

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(q) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, and have been prepared in conformity with Mexican FRS applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Selected Consolidated Financial Information” in the Disclosure Package and the Final Memorandum fairly present, on the basis stated in the Disclosure Package and the Final Memorandum, the information included therein.

(r) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or their respective property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, the Capped Call Transaction Documents, the Financing Agreement, the Transaction Security Documents, the CPO Trust, the CPO Deeds, the ADS Deposit Agreement, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (collectively the events described in (i) and (ii) above, a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(s) Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted except (i) for such properties the loss of which would not reasonably be expected to result in a Material Adverse Effect and (ii) as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement).

(t) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (including the Financing Agreement, the Transaction Security Documents, the CPO Trust, the CPO Deeds and the ADS Deposit Agreement); or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, as applicable, except for such violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(u) KPMG Cárdenas Dosal, S.C., who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited

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consolidated financial statements incorporated by reference in the Disclosure Package and the Final Memorandum, are independent auditors with respect to the Company in accordance with local auditing standards, which are substantially the same as those contemplated by Rule 10A of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

(v) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities or upon the issuance of ADSs upon the conversion thereof, except as disclosed in the Disclosure Package and the Final Memorandum.

(w) The Company and each of its subsidiaries have filed all applicable tax returns that are required to be filed by them or have requested extensions of the period applicable for the filing of such returns (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto)) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(x) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(y) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except for contractual prohibitions provided in joint venture or shareholders’ agreements to which the Company is a party (none of which prohibitions are material individually or in the aggregate), and except as described in or contemplated in the Disclosure Package or the Final Memorandum (in each case, exclusive of any amendment or supplement thereto).

(z) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or any of their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance in all material respects with the terms of such policies and instruments; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending

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under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any material insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(aa) The Company and each of its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except to the extent that the failure to have such license, certificate, permit or authorization would not reasonably be expected to have a Material Adverse Effect and except, as described in or contemplated in the Disclosure Package or the Final Memorandum (exclusive of any amendment or supplement thereto), and neither the Company nor any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(bb) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Mexican FRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s and each of its subsidiaries’ internal controls over financial reporting are effective, and neither the Company nor any of its subsidiaries is aware of any material weakness in its internal control over financial reporting. The Company and each of its subsidiaries maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) and such disclosure controls and procedures are effective.

(cc) Each of the Company and its subsidiaries (i) is in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required under applicable Environmental Laws to conduct its businesses; and (iii) has not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Final Memorandum, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

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(dd) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(ee) The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. There is and has been no failure on the part of the Company and or of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(gg) None of the Company, any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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(hh) On the Closing Date, after giving effect to the offering of the Securities and the 2016 Securities, the Company and its subsidiaries, on a consolidated basis, will be Solvent.

(ii) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 100% of the principal amount thereof, plus accrued interest, if any, from March 15, 2011 to the Closing Date, the principal amount of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto; and (ii) in connection therewith, the Company agrees to pay to each Initial Purchaser fees and commissions in the amount of 1.5% of the principal amount of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule I (in addition to any other amounts otherwise payable under this Agreement).

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, the Option Securities at the same purchase price as the Initial Purchasers shall pay for the Firm Securities, plus accrued interest, if any, from March 15, 2011 to the settlement date for the Option Securities; and (ii) in connection therewith, the Company agrees to pay to each Initial Purchaser fees and commissions in the amount of 1.5% of the principal amount of Option Securities being purchased by each Initial Purchaser. The option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Initial Purchasers. The option may be exercised in whole or in part at any time or from time to time on or before the 30th day after the date of the Final Memorandum upon written or telegraphic notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Initial Purchasers are exercising the option and the settlement date. Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The principal amount of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total principal amount of Option Securities to be purchased by the several Initial Purchasers as such Initial Purchaser is purchasing the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional securities.

3. Delivery and Payment. (a) Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the first Business Day immediately preceding the Closing Date) shall be made at 10:00 A.M., New York City time, on March 15, 2011, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made

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to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) and any other relevant clearing system unless the Representatives shall otherwise instruct.

(b) If the option provided for in Section 2(b) hereof is exercised after the first Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities and the ADSs issuable upon conversion thereof have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons, (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(A)	to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B)	in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D);

(iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

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(iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(vi) it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company;

(vii) it has complied and will comply with the offering restrictions requirement of Regulation S;

(viii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.”;

(ix) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(x) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(xi) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer to the public of any Securities which are the subject of the offering contemplated by this Agreement in that Relevant Member State, except that it

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may make an offer to the public in that Relevant Member State of any Securities at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(A)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or

(C)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Securities shall result in a requirement for the publication by the Company or any Initial Purchaser of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for any Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

5. Agreements. The Company agrees with each Initial Purchaser that:

(a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the Distribution Period (as defined in Section 5(c) below), as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you attached as Schedule II hereto (the “Final Term Sheet”).

(c) The Company will not amend or supplement the Disclosure Package or the Final Memorandum other than by filing documents under the Exchange Act that are incorporated

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by reference therein, without the prior written consent of the Representatives, which consent, following the Closing Date, may not be unreasonably withheld; provided, however, that prior to the earlier of (i) the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Representatives and communicated to the Company) and (ii) twelve (12) months after the date of the Final Memorandum (the “Distribution Period”), the Company will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.

(d) If at any time during the Distribution Period, any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e) Without the prior written consent of the Representatives, the Company has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives. For the avoidance of doubt, the foregoing shall not apply to any written information or other offering materials in connection with the offering of the 2016 Securities.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate (including Japan and certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) As required under Article 7 of the Mexican Securities Market Law (Ley del Mercado de Valores), the Company will, no later than one Business Day after the Closing Date, notify the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria

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y de Valores) of the offering of the Securities as described herein and in the Disclosure Package and in the Final Memorandum.

(h) The Company shall cause to have ADSs to be delivered upon conversion of the Securities to be approved for listing on the New York Stock Exchange.

(i) The Company will not, and will not permit any of its Affiliates to, resell any Securities or ADSs issued upon conversion thereof that have been acquired by any of them except for, (i) in a transaction registered under the Act or (ii) in a transaction exempt from the registration requirements under the Act if such transaction does not cause the holding periods under Rule 144 under the Act to be extended for other holders of Securities.

(j) None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or ADSs issuable upon conversion thereof under the Act.

(k) Any information provided by the Company, its Affiliates or any person acting on its or their behalf to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Act and are subject to restrictions under Rule 144A under the Act and Regulation S.

(l) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.

(m) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(n) For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(o) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), as applicable, and any other relevant clearing system.

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(p) Each of the Securities and the ADSs issuable upon conversion thereof will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Disclosure Package and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(q) The Company will not, for a period of 90 days following the Execution Time, without the prior written consent of Citigroup Global Markets, Inc. and J.P. Morgan Securities LLC, directly or indirectly, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, or file with the Commission a registration under the Act or with the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) a prospectus under Mexican securities laws relating to, any of the Company’s ADSs, CPOs or ordinary shares or any securities convertible into or exercisable or exchangeable for the Company’s ADSs, CPOs or ordinary shares (other than the Securities and the 2016 Securities), or publicly disclose the intention to make any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Company’s ADSs, CPOs or ordinary shares, or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Company’s ADSs, CPOs or ordinary shares or such other securities, in cash or otherwise, other than (i) securities convertible into or exchangeable for the Company’s ADSs, CPOs or ordinary shares pursuant to any stock option plan, stock ownership plan or dividend reinvestment plan of the Company described in the Disclosure Package and the Final Memorandum and in effect at the Execution Time; and (ii) any of the Company’s ADSs, CPOs or ordinary shares issued upon the exercise of options outstanding as of the Execution Time, including upon conversion of mandatory convertible securities of the Company outstanding as of the Execution Time, in both cases described in the Disclosure Package and the Final Memorandum.

(r) The Company will not take, directly or indirectly, any action designed to or that has constituted, or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(s) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price of the Securities.

(t) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to its shareholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders).

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(u) The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(v) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the Capped Call Transaction Documents, the issuance of the Securities, the fees of the Trustee and the issuance of the ADSs (including fees of the depositary under the ADSs Deposit Agreement for the creation and delivery of such ADSs) upon conversion of the Securities; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, Japan, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of each of the Company’s representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the fees and expenses incurred in connection with any notice to be provided to the Luxembourg regulatory authorities, including the Luxembourg Stock Exchange; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(w) The Company agrees to reimburse the Representatives, on behalf of the Initial Purchasers, for all their reasonable expenses incurred in connection with the sale of the Securities provided for herein (including, without limitation, reasonable fees, disbursements and expenses of legal advisors as to U.S. and Mexican law for the Initial Purchasers). The reimbursement obligations of the Company in respect of the legal advisors for the Initial Purchasers pursuant to this Section 5(w) and Section 7 hereof and pursuant to Section 5(w) and Section 7 of the 2016 Securities Purchase Agreement will be limited to U.S.$375,000 (excluding reimbursements in respect of disbursements and expenses of such legal advisors).

(x) The Company will apply the aggregate net proceeds from the offering of the Securities in the manner specified in the Disclosure Package and the Final Memorandum under the heading “Use of Proceeds.”

(y) The Company will not authorize its officers that have executed and delivered lock-up letter agreements in the form of Exhibit A, to pledge, in the aggregate, more than

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3,000,000 ADSs (or the equivalent amount of equity of the Company in the form of CPOs or ordinary shares), as collateral in connection with bank debt.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. counsel for the Company, to furnish to the Representatives its opinion, tax opinion and negative assurance letter, each dated as of the Closing Date and addressed to the Representatives, substantially in the form of Schedule III attached hereto.

(b) The Company shall have requested and caused Mr. Ramiro G. Villarreal, General Counsel for the Company, to furnish to the Representatives his opinion, subject to certain applicable exceptions, qualifications and conditions acceptable to the Representatives, dated as of the Closing Date and addressed to the Representatives, substantially in the form of Schedule IV attached hereto.

(c) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP and Ritch Mueller, S.C., counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have requested and caused Elvinger, Hoss & Prussen, special Luxembourg counsel for the Company, to furnish such opinion or opinions, dated the Closing Date, providing, among other related matters as the Representatives may reasonably require, that the issuance and sale of the Securities as provided in the Disclosure Package and the Final Memorandum, constitutes a public offering under the laws of Luxembourg, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters; provided, however, that, prior to the delivery of such opinion on the Closing Date, Citigroup Global Markets, Inc. agrees to furnish a representation letter to Elvinger, Hoss & Prussen to the effect that Citigroup Global Markets, Inc. offered the Securities to at least five persons within the territory of the Grand Duchy of Luxembourg.

(e) The Company shall have furnished to the Representatives a certificate, signed by an executive officer of the Company, dated as of the Closing Date, substantially in the form of Schedule V attached hereto.

(f) At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG Cárdenas Dosal, S.C. to furnish to the Representatives, letters,

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dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives and confirming that they are independent auditors within the meaning of the Exchange Act and the applicable published rules and regulations thereunder substantially in the form of Schedule VI attached hereto.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change, increase or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(h) The Securities shall be eligible for clearance and settlement through DTC, Euroclear and Clearstream, as applicable, and any other relevant clearing system.

(i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s or any of its subsidiaries’ debt securities by Standard & Poor’s and Fitch Ratings or any notice given of any intended or potential decrease in any such rating. For the avoidance of doubt, any reiteration or reissuance of the outlook of a rating agency that was in place at the Execution Time shall not be considered a notice of an intended or potential decrease in a rating.

(j) Prior to the Closing Date, the Company shall have filed a supplemental listing application to have the ADSs issuable upon conversion of the Securities to be approved for listing, subject to issuance, on the New York Stock Exchange.

(k) Prior to the Closing Date, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto, duly executed by each of the officers of the Company named on Exhibit B hereto, and addressed to the Representatives.

(l) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date

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by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered under this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York, 10006, Attention: Duane McLaughlin, Esq., on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup Global Markets, Inc. and J.P. Morgan Securities LLC on demand for all expenses (including reasonable fees and disbursements of counsel subject to the limit set forth in Section 5(w) above) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Term Sheet, the Final Memorandum, any Issuer Written Information, or any other written information, including any electronic road show, used by or on behalf of the Company in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Term Sheet or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the

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foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii), under the heading “Plan of Distribution,” (A) the tables of Initial Purchasers, and (B) the tenth and eleventh paragraphs in the Disclosure Package and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Disclosure Package or the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party and/or other indemnified parties; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. If none of the conditions in clauses (i) through (iv) in the preceding sentence are satisfied as to any indemnified party, it is understood that the indemnifying party shall, in connection with any one such action be liable for the reasonable fees and expenses of only one separate firm of attorneys in each jurisdiction (and in addition to any local counsel) at any time (other than reasonable overlapping of engagements) for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder

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(whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case under this paragraph (d) shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set

22

forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives and the Company shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to the time of delivery of, and payment for, the Securities, if at any time prior to such time (i) trading in the Company’s CPOs in the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) shall have been suspended; (ii) trading in the Company’s ADSs in the New York Stock Exchange shall have been suspended; (iii) trading in securities generally on the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) or the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either such exchanges; (iv) a banking moratorium shall have been declared either by Mexican, U.S. federal or New York State authorities; or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by Mexico or the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to +5281-8888-4399 and confirmed to it at

23

CEMEX, S.A.B. de C.V., Av. Ricardo Margáin, Zozaya #325, Colonia Valle del Campestre, Garza García, Nuevo León, México 66265. Attention: Legal Department.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(n) hereof, no other person will have any right or obligation hereunder.

14. Jurisdiction. Each of the parties hereto agrees that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York and in the courts of its own domicile in respect of actions brought against such party as a defendant, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding and waives the right to any other jurisdiction that it may be entitled to by reason of its present or future domicile or other reason. The Company hereby appoints Corporate Creations Network Inc., 1040 Avenue of the Americas # 2400, New York, NY 10018, U.S.A.; fax: (561) 694-1639; telephone: (212) 382-4699, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any of such courts. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the execution and filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

15. Internet Document Services. The Company hereby agrees that the Representatives may provide copies of the Preliminary Memorandum and Final Memorandum and any other agreement or document relating to the offer and sale of the Securities, including, without limitation, the Indenture, to Xtract Research LLC (“Xtract”) following the Closing Date for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” (as defined in Rule 144A under the Act); it being understood and agreed that the Company shall have no obligation to update or supplement any documents provided to Xtract.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24

19. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

20. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “U.S.$”, is of the essence. To the fullest extent permitted by law, the obligation of the parties in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the obligated party will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the obligated party not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

21. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

22. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

23. Taxes. Each payment of fees or other amounts due to the Initial Purchasers under this Agreement shall, except as required by applicable law, be made without withholding or deduction for or on account of any taxes imposed by any jurisdiction. If any taxes are required

25

to be withheld or deducted from any such payment, the Company shall pay such additional amounts as may be necessary to ensure that the net amount actually received by the Initial Purchasers after such withholding or deduction is equal to the amount that the Initial Purchasers would have received had no such withholding or deduction been required. At the reasonable request of the Initial Purchasers, the Company shall provide evidence of payment of taxes when due.

24. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

25. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

26. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADS” shall mean the American Depositary Shares which represent ten (10) CPOs. ADSs are evidenced by American Depositary Receipts or ADRs.

“ADS Deposit Agreement” shall mean the Second Amended and Restated Deposit Agreement, dated as of August 10, 1999, as amended by Amendment No. 1 thereto, dated as of July 1, 2005, by and among Citibank, N.A., as depositary, the Company and the holders and beneficial owners from time to time of ADSs.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York or Mexico City.

“Capped Call Transaction Documents” shall mean (i) the Master Terms and Conditions for Capped Call Transactions dated March 9, 2011 between the Company and JPMorgan Chase Bank, National Association, (ii) the Master Terms and Conditions for Capped Call Transactions dated March 9, 2011 between the Company and Citibank, N.A., (iii) the Master Terms and Conditions for Capped Call Transactions dated March 9, 2011 between the Company and Banco Santander, S.A., (iv) the Master Terms and Conditions for Capped Call Transactions dated March 9, 2011 between the Company and BNP Paribas, (v) the Master Terms and Conditions for Capped Call Transactions dated March 9, 2011 between the Company and The Royal Bank of Scotland PLC, (vi) the Master Terms and Conditions for Capped Call Transactions dated March 9, 2011 between the Company and Bank of America, N.A., (vii) the Master Terms and Conditions for Capped Call Transactions dated March 9, 2011 between the Company and HSBC Bank USA, National Association and (viii) any Transaction Confirmation under any of the foregoing.

26

“Citigroup” shall mean Citigroup Global Markets, Inc.

“Commission” shall mean the Securities and Exchange Commission.

“CPO” shall mean the Ordinary Participation Certificates (Certificados de Participación Ordinaria), which have as underlying securities two (2) Series A shares and one (1) Series B share of the Company.

“CPO Deed” shall mean any CPO deed (Acta de Emisión) executed from time to time by the Company and the CPO Trustee for the issuance of CPOs pursuant to the terms of the CPO Trust.

“CPO Trust” shall mean the Trust Agreement number 111033-9 dated September 6, 1999, entered into by and among the Company, in its capacity as settlor, and the CPO Trustee.

“CPO Trustee” shall mean Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee under the CPO Trust.

“Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the Final Term Sheet, and (iii) any Issuer Written Information.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Financing Agreement” shall mean the Financing Agreement dated August 14, 2009, as amended, between the Company, the Financial Institutions and Noteholders named therein, as participating creditors, Citibank International PLC, as administrative agent and Wilmington Trust (London) Limited, as security agent.

“Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum and the Final Term Sheet that the parties expressly agree in writing to treat as part of the Disclosure Package and which are identified on Schedule VII hereto.

“Mexican FRS” shall mean the Mexican financial reporting standards (Normas de Información Financiera aplicables en Mexico) as in effect from time to time issued by the Mexican Financial Reporting Standards Board (Consejo Mexicano para la Investigación y Desarrollo de Normas de Información Financiera).

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

27

“Solvent” shall mean, with respect to any person on any date of determination, that on such date, the value of the property of such person is greater than the total amount of liabilities, including contingent liabilities, of such person.

“Transaction Security Documents” shall mean any document, as amended from time to time, entered by any of the Company or its subsidiaries creating or expressed to create any security over all or any part of its assets in respect of their obligations under the Financing Agreement or any other document derived therefrom, or in connection therewith.

[Signature pages follow]

28

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

CEMEX, S.A.B. DE C.V.

By:	/s/ Rodrigo Treviño
Name: Rodrigo Treviño
Title: Attorney-in-Fact

Signature page to Purchase Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS, INC.

By:	/s/ J. Richard Blackett
Name: J. Richard Blackett
Title: Managing Director

Signature page to Purchase Agreement

J.P. MORGAN SECURITIES LLC

By:	/s/ Uziel Fradkin
Name: Uziel Fradkin
Title: Managing Director

Signature page to Purchase Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Miguel Angel Prieto
Name:	Miguel Angel Prieto
Title:	Executive Director

By:	/s/ Elena Rua Morte
Name: Elena Rua Morte
Title: Vice President

Signature page to Purchase Agreement

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Laurent Massart
Name:	Laurent Massart
Title:	Managing Director

Signature page to Purchase Agreement

BNP PARIBAS SECURITIES CORP.

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

Signature page to Purchase Agreement

BARCLAYS CAPITAL INC.

By:	/s/ Brian Reilly
Name: Brian Reilly
Title: Managing Director

Signature page to Purchase Agreement

HSBC SECURITIES (USA) INC.

By:	/s/ David Noble
Name: David Noble
Title: Managing Director

Signature page to Purchase Agreement

ING FINANCIAL MARKETS LLC

By:	/s/ Audun Huslid
Name: Audun Huslid
Title: Director

Signature page to Purchase Agreement

RBS SECURITIES INC.

By:	/s/ Krystian Mialkowski
Name: Krystian Mialkowski
Title: Head of Convertible & Equity-linked Origination, Americas

Signature page to Purchase Agreement

SANTANDER INVESTMENT SECURITIES INC.

By:	/s/ Alexander Roberts
Name: Alexander Roberts
Title: Managing Director

By:	/s/ Ignacio Mendive
Name: Ignacio Mendive
Title: CEO

For themselves and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

Signature page to Purchase Agreement

SCHEDULE I

Initial Purchasers	Principal Amount of Firm Securities to be Purchased

Citigroup Global Markets, Inc.	U.S.$	210,000,000

J.P. Morgan Securities LLC	U.S.$	210,000,000

Banco Bilbao Vizcaya Argentaria, S.A.	U.S.$	18,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	U.S.$	18,000,000

BNP Paribas Securities Corp.	U.S.$	18,000,000

Barclays Capital Inc.	U.S.$	18,000,000

HSBC Securities (USA) Inc.	U.S.$	18,000,000

ING Financial Markets LLC	U.S.$	18,000,000

RBS Securities Inc.	U.S.$	18,000,000

Santander Investment Securities Inc.	U.S.$	18,000,000

Banca IMI S.p.A.	U.S.$	6,000,000

Credit Agricole Securities (USA) Inc.	U.S.$	6,000,000

Lazard Capital Markets LLC	U.S.$	6,000,000

Mizuho Securities USA Inc.	U.S.$	6,000,000

Scotia Capital (USA) Inc.	U.S.$	6,000,000

The Williams Capital Group, L.P.	U.S.$	6,000,000

Total	U.S.$	600,000,000

Schedule I

SCHEDULE II

Final Term Sheet

CEMEX, S.A.B. de C.V.

3.25% Convertible Subordinated Notes Due 2016 (the “2016 Notes”)

3.75% Convertible Subordinated Notes Due 2018 (the “2018 Notes”)

(collectively, the “Notes”)

The information in this pricing term sheet supplements CEMEX, S.A.B. de C.V.’s preliminary offering memorandum, dated March 8, 2011 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars. References to American Depositary Shares (“ADSs”) are to ADSs of the Issuer. Unless specifically stated otherwise, the information in this pricing term sheet assumes the initial purchasers do not exercise their over-allotment options.

Issuer	CEMEX, S.A.B. de C.V. (the “Issuer”)

Security Description	3.25% Convertible Subordinated Notes due 2016 3.75% Convertible Subordinated Notes due 2018

Format	144A Global Notes / Regulation S Global Notes

Global Coordinators and Active Bookrunners	Citigroup Global Markets, Inc. J.P. Morgan Securities LLC

Joint Passive Bookrunners

Banco Bilbao Vizcaya Argentaria S.A.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

BNP Paribas Securities Corp.

Barclays Capital Inc.

HSBC Securities (USA) Inc.

ING Financial Markets LLC

RBS Securities Inc.

Santander Investment Securities Inc.

Co-Managers	Banca IMI S.p.A. Credit Agricole Securities (USA) Inc. Lazard Capital Markets LLC Mizuho Securities USA Inc. Scotia Capital (USA) Inc. The Williams Capitol Group, L.P.

Identifiers (144A Notes)	2016 Notes: CUSIP: 151290 AZ6
ISIN: US151290AZ66 CUSIP: 151290 BB8 (unrestricted) ISIN: US151290BB89 (unrestricted) 2018 Notes: CUSIP: 151290 BA0

Schedule II

ISIN: US151290BA07 CUSIP: 151290 BC6 (unrestricted) ISIN: US151290BC62 (unrestricted)

Identifiers (Regulation S Notes)	2016 Notes: CUSIP: P2253T HV4
ISIN: USP2253THV46 2018 Notes: CUSIP: P2253T HW2 ISIN: USP2253THW29

Principal amount offered	U.S.$800,000,000 aggregate principal amount of 2016 Notes U.S.$600,000,000 aggregate principal amount of 2018 Notes

Over-allotment option	U.S.$177,500,000 aggregate principal amount of 2016 Notes U.S.$90,000,000 aggregate principal amount of 2018 Notes

Settlement date	March 15, 2011

Final maturity	The 2016 Notes will mature on March 15, 2016 The 2018 Notes will mature on March 15, 2018

Interest payment	March 15 and September 15, beginning on September 15, 2011

Day count convention	360-day year consisting of twelve 30-day months

Annual interest rate	The 2016 Notes will bear interest at a rate equal to 3.25% per annum from March 15, 2011. The 2018 Notes will bear interest at a rate equal to 3.75% per annum from March 15, 2011.

Offering price	The Notes will be issued at a price of 100% of their principal amount, plus accrued interest, if any, from March 15, 2011

Initial conversion price	Approximately U.S.$11.28 per ADS for the 2016 Notes Approximately U.S.$11.28 per ADS for the 2018 Notes

Initial conversion rate	88.6211 ADSs per U.S.$1,000 principal amount of 2016 Notes 88.6211 ADSs per U.S.$1,000 principal amount of 2018 Notes

NYSE last reported sale price on March 9, 2011	U.S.$8.68 per ADS

Conversion premium	Approximately 30% above the last NYSE last reported sale price on March 9, 2011 for the 2016 Notes. Approximately 30% above the last NYSE last reported sale price on March 9, 2011 for the 2018 Notes.

Denomination	U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof

Conversion Rights	Holders may convert their 2016 Notes into the Issuer’s ADSs (which represent CPOs, which in turn have ordinary shares as underlying

Schedule II

securities) at an initial conversion rate of 88.6211 ADSs per U.S.$1,000 principal amount of 2016 Notes after June 30, 2011 and prior to the close of business on the fourth Business Day (as defined in the Preliminary Offering Memorandum) immediately preceding the maturity date for the 2016 Notes. The conversion rate is equivalent to an initial conversion price of approximately U.S.$11.28 per ADS.

Holders may convert their 2018 Notes into the Issuer’s ADSs (which represent CPOs, which in turn have ordinary shares as underlying securities) at an initial conversion rate of 88.6211 ADSs per U.S.$1,000 principal amount of 2018 Notes after June 30, 2011 and prior to the close of business on the fourth Business Day (as defined in the Preliminary Offering Memorandum) immediately preceding the maturity date for the 2018 Notes. The conversion rate is equivalent to an initial conversion price of approximately U.S.$11.28 per ADS.

The indentures governing the Notes contain a covenant requiring the Issuer to cause a sufficient number of Available Treasury Shares (as defined in the Preliminary Offering Memorandum) or CPOs to be authorized in order to satisfy its conversion obligations, within the time limits set forth in the indentures.

Anti-Dilution Adjustments	The conversion rate may be adjusted if certain events occur.

Make Whole Conversion upon Fundamental Change	If a fundamental change (as defined in the Preliminary Offering Memorandum) occurs and a holder elects to convert its Notes in connection with such fundamental change, the Issuer will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion. The following tables below set forth the number of additional ADSs to be received per U.S.$1,000 principal amount of the Notes of each series in connection with a fundamental change as described in the Preliminary Offering Memorandum, based on hypothetical ADS prices and effective dates of the fundamental change.

		ADS Price for the 2016 Notes
Effective Date	$8.68	$10.00	$12.50	$15.00	$.17.50	$20.00	$25.00	$30.00	$35.00	$40.00	$50.00
March 15, 2011	26.5863	21.3492	13.8100	9.6178	7.0672	5.4033	3.4274	2.3291	1.6453	1.1860	0.6241
March 15, 2012	26.5863	21.1705	13.1132	8.8004	6.2785	4.6942	2.8961	1.9418	1.3631	0.9789	0.5104
March 15, 2013	26.5863	20.5085	11.9045	7.5390	5.1335	3.7084	2.2015	1.4568	1.0202	0.7330	0.3800
March 15, 2014	26.5863	19.1511	9.9350	5.6498	3.5243	2.3947	1.3475	0.8894	0.6305	0.4581	0.2375
March 15, 2015	26.5863	16.3850	6.4923	2.7265	1.3119	0.7638	0.4115	0.2872	0.2117	0.1567	0.0799
March 15, 2016	26.5863	11.3789	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

Schedule II

The exact ADS prices and effective dates may not be set forth in the table above, in which case if the ADS price is:

•

between two adjacent ADS price amounts in the table or the effective date is between two adjacent effective dates in the table, the number of additional ADSs will be determined by a straight-line interpolation between the number of additional ADSs set forth for the higher and lower ADS price amounts and the two dates based on a 365-day year, as applicable.

•

greater than U.S.$50 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the tables above), no additional ADSs will be issued upon conversion of the 2016 Notes.

•

less than U.S.$8.68 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the tables above), no additional ADSs will be issued upon conversion of the 2016 Notes.

Notwithstanding the foregoing, in no event will the total number of ADSs issuable upon conversion exceed 115.2074 per U.S.$1,000 principal amount of 2016 Notes, although that maximum is subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

		ADS Price for the 2018 Notes
Effective Date	$8.68	$10.00	$12.50	$15.00	$.17.50	$20.00	$25.00	$30.00	$35.00	$40.00	$50.00
March 15, 2011	26.5863	22.2972	15.5061	11.4846	8.8818	7.0843	4.7979	3.4276	2.5283	1.9012	1.1034
March 15, 2012	26.5863	22.2425	15.1238	11.0096	8.4052	6.6408	4.4439	3.1544	2.3186	1.7396	1.0059
March 15, 2013	26.5863	21.9970	14.5099	10.3128	7.7326	6.0294	3.9707	2.7968	2.0483	1.5340	0.8843
March 15, 2014	26.5863	21.6170	13.6547	9.3653	6.8333	5.2239	3.3622	2.3459	1.7127	1.2818	0.7379
March 15, 2015	26.5863	20.7665	12.2837	7.9616	5.5607	4.1217	2.5687	1.7759	1.2969	0.9734	0.5617
March 15, 2016	26.5863	19.2156	10.1309	5.9021	3.7925	5.6589	1.5833	1.0938	0.8078	0.6129	0.3565
March 15, 2017	26.5863	16.3088	6.5195	2.8036	1.4054	0.8579	0.4936	0.3566	0.2713	0.2088	0.1217
March 15, 2018	26.5863	11.3789	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS prices and effective dates may not be set forth in the table above, in which case if the ADS price is:

•

between two adjacent ADS price amounts in the table or the effective date is between two adjacent effective dates in the table, the number of additional ADSs will be determined by a straight-line interpolation between the number of additional ADSs set forth for the higher and lower ADS price amounts and the two dates based on a 365-day year, as applicable.

•

greater than U.S.$50 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the tables above), no additional ADSs will be issued upon conversion of 2018 Notes.

•

less than U.S.$8.68 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the tables above), no additional ADSs will be issued upon conversion of 2018 Notes.

Schedule II

Notwithstanding the foregoing, in no event will the total number of ADSs issuable upon conversion exceed 115.2074 per U.S.$1,000 principal amount of 2018 Notes, although that maximum is subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

Repurchase at Option of Holder	•	Other than in the event of a change of control, Holders may not require the Issuer to repurchase any Notes prior to their stated maturity date.

	•	If a change of control (as defined in the Preliminary Offering Memorandum) occurs at any time, each Holder will have the right, at that holder’s option, to require the Issuer to purchase all or part of its Notes for cash at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest (including additional interest, if any) and additional amounts, if any, up to, but excluding, the repurchase date.

Redemptions	•	Other than in the event of a tax redemption, the Issuer may not redeem any Notes prior to their stated maturity date.

	•	In the event of certain changes in the withholding tax treatment relating to payments on the Notes of a series, the Issuer will have the option to redeem the Notes of a series, in whole but not in part, at a redemption price equal to 100% of the outstanding principal amount of the Notes of such series plus any accrued and unpaid interest to the date fixed for redemption and any additional amounts that may be payable, so long as the Issuer is not prohibited from having such an option under the Financing Agreement.

	•	Upon the Issuer giving notice that it will redeem the Notes of a series because of such a change in the withholding tax treatment, holders will have the option to convert their notes of such series as if a fundamental change had occurred.

Use of Proceeds

The estimated net proceeds from this offering, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses, will be approximately U.S.$1,347 million, assuming the initial purchasers do not exercise their over-allotment options, and approximately U.S.$1,637 million if they exercise their over-allotment options in full. The Issuer intends to use approximately U.S.$187,000,000 of the net proceeds from this offering to pay the cost of the capped call transactions described in the Preliminary Offering Memorandum and expect to use a portion of the net proceeds from the sale of additional Notes in the event the initial purchasers exercise their over-allotment options to increase the number of ADSs underlying the capped call transactions on a proportionate basis, and the Issuer intends to use the remaining net proceeds to repay indebtedness, including indebtedness under the Financing Agreement and CBs.

Schedule II

Capped Call Option

In connection with this offering, the Issuer expects to enter into capped call transactions with one or more financial institutions, covering, subject to customary anti-dilution adjustments, approximately 124.1 million of the Issuer’s ADSs, assuming the initial purchasers do not exercise their over-allotment options. If the initial purchasers exercise their options to purchase additional Notes to cover over-allotments, the Issuer expects to increase the number of ADSs underlying the capped call transactions on a proportionate basis. Because the capped call transactions are cash settled, they will not provide an offset to any ADSs the Issuer may deliver to holders upon conversion of the Notes. The capped call transactions have a cap price 90% higher for the 2016 Notes and 110% higher for the 2018 Notes than the closing price of the Issuer’s ADSs on March 9, 2011.

For purposes of hedging these capped call transactions, the Issuer expects that the counterparties to the capped call transactions (or affiliates thereof) (i) may enter into various over-the-counter cash-settled derivative transactions with respect to the Issuer’s CPOs or ADSs and/or purchase the Issuer’s CPOs or ADSs in secondary market transactions concurrently with and shortly after the pricing of the Notes; (ii) and may enter into or unwind various over-the-counter derivatives and/or purchase or sell the Issuer’s CPOs or ADSs in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes.

New York Stock Exchange Symbol for the Issuer’s ADSs	CX

Governing law	New York

Clearing	The Depositary Trust Company

Additional Information

1.	Capitalization of CEMEX

The following table sets forth our consolidated cash and temporary investments, indebtedness and capitalization as of December 31, 2010 (1) on an actual basis; (2) as adjusted to give effect to (i) the issuance of the January 2011 Notes, (ii) the 2011 Prepayments, and (iii) the 2011 Private Exchange; and (3) as further adjusted to give effect to the issuance and sale in this offering of U.S.$ 1,400 million aggregate principal amount of the Notes, the payment of the initial purchasers’ discounts and commissions and the estimated expenses in connection with this offering, and the application of the estimated net proceeds as described under “Use of Proceeds.” The offering of the 2016 Notes is independent of, and not conditioned upon, the offering of the 2018 Notes. The offering of the 2018 Notes is independent of, and not conditioned upon, the offering of the 2016 Notes.

The financial information set forth below is based on information derived from our financial statements, which have been prepared in accordance with MFRS, which differ in significant respects from U.S. GAAP. For further information about our financial presentation, see “Selected Consolidated Financial Information.”

Schedule II

	As of December 31, 2010
	Actual		As adjusted(1)				As further adjusted(2)
			(in millions of Pesos and Dollars)
Cash and investments(3)	Ps	8,354	Ps	13,280	U.S.$	1,074	Ps	13,280	U.S.$	1,074

Short-term debt(4)
Secured
Banobras(5)	Ps	36	Ps	36	U.S.$	3	Ps	36	U.S.$	3
Bancomext(5)
Other secured(6)		4,358		1,197		97		1,197		97
Unsecured
Other unsecured		1,243		517		42		517		42

Total short-term debt		5,637		1,750		142		1,750		142

Long-term debt
Secured by the Collateral
Financing Agreement		118,241		117,626		9,517		104,500		8,455
CBs(7)		8,867		6,169		499		4,628		374
Senior Secured Notes(8)(9)		42,496		56,405		4,564		56,405		4,564
Other secured
Banobras		169		169		14		169		14
Bancomext		2,007		2,007		162		2,007		162
Unsecured
CEMEX España Euro Notes(10)		14,834		14,834		1,200		14,834		1,200
Other unsecured		2,874		2,874		233		2,874		233
Optional Convertible Subordinated Notes(11)		7,693		7,693		622		7,693		622
The Notes(12)		—		—		—		13,797		1,116

Total long-term debt		197,181		207,777		16,811		206,907		16,740

Total debt		202,818		209,527		16,953		208,657		16,882

Liability component of Mandatory Convertible Notes(13)		1,994		1,994		161		1,994		161

Stockholders’ equity
Non-controlling interest
Perpetual debentures(14)		16,310		14,342		1,160		14,342		1,160
Other		3,214		3,214		260		3,214		260
Controlling interest(11)(12)(13)		194,176		194,176		15,710		197,623		15,989
Total stockholders’ equity		213,700		211,732		17,130		215,179		17,409

Total capitalization(15)		418,512		423,253		34,244		425,830		34,452

(1)	Reflects the issuance of U.S.$1.0 billion aggregate principal amount of the January 2011 Notes, the 2011 Prepayments and the 2011 Private Exchange. Amounts in Dollars have been converted from Pesos at an exchange rate of Ps12.36 to U.S.$1.00, the CEMEX accounting rate as of December 31, 2010.
(2)	Reflects additional application of the net proceeds from this offering. Assumes the initial purchasers do not exercise their over-allotment options. Amounts in Dollars have been converted from Pesos at an exchange rate of Ps12.36 to U.S.$1.00, the CEMEX accounting rate as of December 31, 2010.
(3)	In the “as adjusted” and “as further adjusted” columns, includes cash used to create a reserve for CBs maturing in September 2011 of approximately U.S.$81 million.
(4)	Includes current portion of long-term debt.
(5)	Represent obligations with Mexican development banks, which are secured by fixed assets.
(6)	Represent long-term CBs with maturities during 2011, for which U.S.$81 million of cash has been reserved.

Schedule II

(7)	Represent CBs maturing in 2012 and thereafter.
(8)	Includes (i) U.S.$1,250,000,000 aggregate principal amount of 9.50% Senior Secured Notes due 2016 and €350,000,000 aggregate principal amount of 9.625% Senior Secured Notes due 2017 issued by CEMEX Finance LLC on December 14, 2009; (ii) U.S.$500,000,000 additional aggregate principal amount of 9.50% Senior Secured Notes due 2016 issued by CEMEX Finance LLC on January 19, 2010, (iii) U.S.$1,067,665,000 aggregate principal amount of 9.25% Senior Secured Notes due 2020 and €115,346,000 aggregate principal amount of 8.875% Senior Secured Notes due 2017 issued by CEMEX España, acting through its Luxembourg branch, on May 12, 2010 (iv) U.S.$1,000,000,000 aggregate principal amount of 9.000% Senior Secured Notes due 2018 issued by CEMEX on January 11, 2011, and (v) U.S.$125,331,000 additional aggregate principal amount of 9.25% Senior Secured Notes due 2020 issued by CEMEX España, acting through its Luxembourg branch, on March 4, 2011.
(9)	Amounts in Dollars have been converted from Euros at an exchange rate of U.S.$1.3335 to €1.00, the CEMEX foreign exchange rate as of December 31, 2010.
(10)	Issued by CEMEX Finance Europe B.V., a special purpose vehicle and wholly-owned subsidiary of CEMEX España, and solely guaranteed by CEMEX España.
(11)	Under MFRS C-12, the Optional Convertible Subordinated Notes represent a compound instrument, which has a liability component and an equity component. The liability component amounted to U.S.$622 million as of December 31, 2010 and U.S.$614 million at issuance. The equity component, which represents a premium over the option of the noteholders to convert into equity, was recognized net of commissions, within “Other equity reserves” and amounted to U.S.$93 million at issuance (see note 12A and 16B to our consolidated financial statements included elsewhere in this offering memorandum). If the conversion option is exercised, this amount will be reclassified as additional paid-in capital. Although we have not completed our U.S. GAAP reconciliation of our 2010 financial statements, we currently anticipate that there will be a new reconciliation item in our U.S. GAAP reconciliation of our 2010 financial statements in respect of the Optional Convertible Subordinated Notes, the entire principal amount of which we expect will be recorded as debt until conversion under U.S. GAAP. We cannot assure you that we will not identify additional reconciliation items or that this reconciliation item will be reflected therein in accordance with our current expectations.
(12)	Under MFRS C-12, the Notes, like the Optional Convertible Subordinated Notes referred to in note (11) above, represent a compound instrument, which has a liability component and an equity component, and we expect to have a similar U.S. GAAP reconciliation item in respect of the Notes in our future financial statements. However, the Notes will not be considered as debt for purposes of the leverage ratio calculations under the Financing Agreement. The “as further adjusted” column reflects (i) the expected liability component of the Notes of U.S.$1,116 million, calculated as of the date of this offering memorandum and (ii) the expected equity component of the Notes of U.S.$279 million, calculated net of commissions as of the date of this offering memorandum. The equity component, which represents a premium over the option of the noteholders to convert into equity, is expected to be recognized net of commissions, within “Other equity reserves,” and if the conversion option is exercised, will be reclassified as additional paid-in capital.
(13)	Under MFRS, the Mandatory Convertible Securities issued in Mexico on December 10, 2009 in exchange for CBs represent a combined instrument with liability and equity components. The liability component, approximately Ps1,994 million (U.S.$161 million) as of December 31, 2010, corresponds to the net present value of interest payments due under the Mandatory Convertible Securities, assuming no early conversion, and was recognized under “Other Financial Obligations” in our balance sheet. The equity component, approximately Ps1,971 million (U.S.$159 million) as of December 31, 2010, represents the difference between principal amount and the liability component, and was recognized within “Other equity reserves” net of commissions in our balance sheet. See notes 12A and 16B to our consolidated financial statements included elsewhere in this offering memorandum.
(14)	Issued by special purpose vehicles. In accordance with MFRS, these securities are accounted for as equity due to the fact that they do not have a specified maturity date and our option to defer payment of interest. However, for purposes of our U.S. GAAP reconciliation, we record these debentures as debt and interest payments thereon as part of financial expenses in our consolidated income statement.
(15)	As used in this table, total capitalization equals short- and long-term debt plus the Mandatory Convertible Notes plus the Notes and plus total stockholders’ equity.

* * *

This communication is intended for the sole use of the person to whom it is provided by the sender.

These securities have not been registered under the Securities Act of 1933, as amended, and may only be sold to qualified institutional buyers pursuant to Rule 144A and to persons other than “U.S. persons” (as defined by Regulation S) in offshore transactions pursuant to Regulation S or pursuant to another applicable exemption from registration.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule II

SCHEDULE III

Forms of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP,

special U.S. counsel for the Company

SCHEDULE IV

Form of Opinion of Ramiro G. Villarreal, General Counsel of the Company

[INTRODUCTORY PARAGRAPH AND RELIANCE SECTIONS]

In rendering this opinion, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties (other than the Company) of such documents and the validity and binding effect thereof on such parties. I have also assumed that each of the parties (other than the Company) to the Transaction Documents (as defined herein) has been duly organized and is validly existing in good standing, if applicable, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that each of such parties has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of its jurisdiction of organization) in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents, other than the laws of Mexico insofar as I express my opinions herein.

In rendering this opinion I have reviewed originals or copies of the following documents (referred to herein collectively as the “Transaction Documents”):

(a) an executed copy of the Purchase Agreement;

(b) the Preliminary Memorandum, the documents incorporated by reference therein and the final term sheet, dated March 9, 2011 (the “Final Term Sheet”);

(c) the Final Memorandum and the documents incorporated by reference therein;

(d) an executed copy of the Indenture;

(e) a copy of the Spanish version of the Indenture, notarized before a Mexican Notary Public;

(f) the Securities in global form as executed by the Company and authenticated by the Trustee;

(g) an executed copy of the Capped Call Transaction Documents; and

(h) the documents executed and delivered by the Company at the closing pursuant to the Purchase Agreement.

Schedule IV

Based upon the foregoing, and subject to the further qualifications set forth below, I am of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation under the laws of Mexico, with full corporate power and authority to own or lease, as the case may be, and to operate their properties and conduct their businesses as described in the Disclosure Package and the Final Memorandum and to execute and deliver, and to perform its obligations under, the Transaction Documents and any transaction contemplated thereunder.

2. (i) The Company’s authorized equity capitalization is as set forth, and conforms to the description thereof contained, in the Disclosure Package and the Final Memorandum; (ii) the outstanding ordinary shares of the Company have been duly authorized and validly issued and are fully paid and nonassessable; (iii) the outstanding CPOs of the Company have been duly authorized and validly issued in accordance with the CPO Trust and the relevant CPO Deeds; (iv) the outstanding ADSs of the Company have been, and the ADSs issuable upon conversion of the Securities will be, duly authorized and validly issued pursuant to the ADS Deposit Agreement; (v) based on the initial conversion rate and considering any fundamental change, but without considering any antidilution adjustment that may occur subsequent to the Closing Date as provided in the Indenture, (1) the Company has duly and validly issued a sufficient number of ordinary shares, free of preemptive or similar rights, and (2) no later than June 30, 2011, will have a sufficient number of CPOs available, free of preemptive or similar rights to be released and delivered by the CPO Trustee, in each case, for issuance of ADSs upon conversion of the Securities, (vi) following the occurrence of a fundamental change or antidilution adjustment after the Closing Date as provided in the Indenture, any ordinary shares issued, and any CPOs released and delivered by the CPO Trustee, in each case, for the issuance of ADSs upon conversion of the Securities against payment of the conversion price, will be duly and validly issued pursuant to the Company’s bylaws, the CPO Trust and the relevant CPO Deed, free of preemptive or similar rights; (vii) except as set forth in the Disclosure Package and the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, ownership interests, ordinary shares, CPOs or ADSs in the Company are outstanding, and (viii) except as otherwise set forth in the Disclosure Package and the Final Memorandum, all outstanding shares of capital stock or other equity interests of the Company’s significant subsidiaries are owned by the Company either directly or through wholly owned and majority-owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance, except for the security interest created under the Transaction Security Documents.

3. Each of the Transaction Documents to which the Company is a party, has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement, enforceable against the Company in accordance with its terms; and, in the case of the notarized Spanish version of the Indenture, it has also been duly filed for registration with the Public Registry of Commerce of Monterrey, Nuevo León.

4. Neither the execution and delivery of the Transaction Documents, nor the consummation of any other of the transactions therein contemplated, nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or imposition of any lien,

Schedule IV

charge or encumbrance upon any property or asset of the Company pursuant to, (i) the charter or by laws (estatutos sociales) of the Company; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties.

5. No consent, approval, authorization, filing with, order of, notice to, or qualification with any Mexican governmental or regulatory authority or court is required for the execution, delivery and performance by the Company of the Purchase Agreement, the Indenture, the Capped Call Transaction Documents, the issuance and sale of the Securities, and the consummation of the transactions contemplated therein, except for (i) the notice to be given to the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores), on or before the Closing Date, under Article 7 of the Securities Market Law (Ley del Mercado de Valores), in respect of the issuance of the Securities and (ii) the notarization of a Spanish version of the Indenture, to be effected on or prior to the Closing Date, and its subsequent filing and registration with the Public Registry of Property and Commerce (Registro Público de la Propiedad y del Comercio) of Monterrey, Nuevo León, México, which does not affect its validity or enforceability.

6. The choice of New York state law as the governing law of the Purchase Agreement, the Indenture, the Capped Call Transaction Documents and the issuance and sale of the Securities, is legal, valid and binding to the Company under the laws of Mexico and there is no reason why the courts of Mexico would not give effect to the choice of New York law as the proper law of the Purchase Agreement, the Indenture, the Capped Call Transaction Documents, and the Securities; the Company has the legal capacity to sue and be sued in its own name under the laws of Mexico; the Company has the power to submit, and has irrevocably submitted, to the jurisdiction of the New York courts and the Company has validly and irrevocably appointed Corporate Creations Network Inc. as its authorized agent under the laws of Mexico for service of process under the Purchase Agreement, the Indenture, the Capped Call Transaction Documents, and the Securities; the irrevocable submission of the Company to the jurisdiction of the New York courts and the waiver by the Company of any immunity and any objection to the venue of the proceeding in a New York court in the Purchase Agreement, in the Indenture, the Capped Call Transaction Documents, and in the Securities, are legal, valid and binding under the laws of Mexico and there is no reason why the courts of Mexico would not give effect to such submission and waiver; and the courts in Mexico will recognize as valid and final, and will enforce, any final and conclusive judgment against the Company obtained in a New York court arising out of or in relation to the obligations of the Company under the Purchase Agreement, the Indenture, the Capped Call Transaction Documents, or the Securities, without re-examination of the issues pursuant to Articles 569 and 571 of the Mexican Federal Code of Civil Procedure and Article 1347A of the Mexican Commerce Code, which provide, inter alia, that any judgment rendered outside of Mexico may be enforced by Mexican Courts, provided that:

Schedule IV

(i)	such judgment is obtained in compliance with (a) all legal requirements of the jurisdiction of the court rendering such judgment, and (b) all legal requirements of the relevant Transaction Documents;

(ii)	such judgment is not rendered in a real action (acción real);

(iii)	such judgment is final, non-appealable and authenticated by the appropriate governmental authorities, and is strictly for the payment of a certain sum of money, provided that, under Mexican Monetary Law, payments that should be made in Mexico in foreign currency, whether by agreement or upon a judgment of a Mexican Court, may be discharged in Mexican currency at a rate of exchange for such currency prevailing at the time of payment;

(iv)	the court rendering such judgment is competent to render such judgment in accordance with applicable rules under international law and such rules are compatible with the rules adopted under the Mexican Code of Commerce;

(v)	service of process was made personally on the Company or on an appropriate Process Agent of the Company;

(vi)	such judgment does not contravene Mexican public policy or laws (and we have no reason to believe that a judgment based upon the Transaction Documents would contravene Mexican public policy);

(vii)	the applicable procedure under the laws of Mexico with respect to the enforcement for foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with;

(viii)	the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction; and

(ix)	the cause of action in connection with which such judgment is rendered is not the same cause of action between the same parties that is pending before a Mexican court.

7. Except as described in the Disclosure Package and the Final Memorandum, with respect to non-residents of Mexico, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Initial Purchasers to Mexico or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Securities as contemplated in the Purchase Agreement to the Initial Purchasers, the sale and delivery by the Initial Purchasers of the Securities as contemplated in the Purchase Agreement or the entering into or performance of the terms of the Purchase Agreement.

Schedule IV

8. Other than as described in the Disclosure Package and the Final Memorandum, under the current laws and regulations of Mexico, all payments of principal, premium (if any) and interest on the Securities may be paid, if applicable, by the Company to the registered holder thereof in U.S. dollars (that may be obtained through conversion of Mexican Pesos) that may be freely transferred out of Mexico, and all such payments and other distributions made to holders of the Securities who are non-residents of Mexico, will not be subject to Mexican income, withholding or other taxes under the laws and regulations of Mexico and are otherwise free and clear of any other tax, duty withholding or deduction in Mexico and without the necessity of obtaining any governmental authorization in Mexico.

9. It is not necessary in order to enable the Initial Purchasers, the Trustee, the counterparties to the Capped Call Transaction Documents or the holders of the Securities to exercise or enforce any of their rights under the Purchase Agreement, the Indenture, the Capped Call Transaction Documents, or the Securities in Mexico or by reason of the entry into and/or the performance of the Purchase Agreement, the Indenture, and the Capped Call Transaction Documents, that the Initial Purchasers or the counterparties to the Capped Call Transaction Documents should be licensed or qualified to do business in Mexico. The Initial Purchasers, the counterparties to the Capped Call Transaction Documents and the non-Mexican holders of the Securities will not be deemed resident, domiciled, carrying on business or subject to taxation in Mexico solely by reason of the execution, delivery, performance or enforcement of the Purchase Agreement or the Capped Call Transaction Documents.

10. Except as disclosed in the Disclosure Package and the Final Memorandum, there is no pending or, to the best of my knowledge, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that is not adequately disclosed in the Disclosure Package and the Final Memorandum, except in each case (A) for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, have a Material Adverse Effect; and (B) (i) the statements in the Disclosure Package and the Final Memorandum under the headings “Important Federal Tax Considerations” and “Description of Notes”; and (ii) the statements in the Disclosure Package and the Final Memorandum under the headings “Regulatory Matters and Legal Proceedings,” “Description of Common Stock,” “Description of CPOs” and “Description of ADSs”; fairly summarize the matters therein described.

11. There is no reason to believe that the Disclosure Package, as amended or supplemented at the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which I express no opinion).

12. There is no reason to believe that the Final Memorandum, as of its date or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the

Schedule IV

financial statements and other financial information contained therein, as to which I express no opinion).

I express no opinion as to any laws other than the laws of Mexico. In rendering my opinion, I have relied, (i) as to matters governed by United States Federal and New York law, upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP delivered pursuant to the Purchase Agreement and (ii) as to matters of fact, on certificates of responsible officers of the Company and public officials that are furnished to the Initial Purchasers.

This opinion is subject to the following qualifications:

a. Enforcement of the Transaction Documents may be limited by concurso mercantil, bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws affecting the rights of creditors generally;

b. Labor claims, claims of tax authorities for unpaid taxes, social security quotas, worker’s housing fund quotas, retirement fund quotas, as well as claims from secured or privileged creditors, will have priority over claims of the parties to, or in connection with, the Purchase Agreement, the Indenture, the Capped Call Transaction Documents, and the Securities;

c. In the event that proceedings are brought in Mexico seeking performance of the obligations of the Company in Mexico, pursuant to the Mexican Monetary Law, such entity may discharge its obligations by paying any sums due in a currency other than Mexican currency, in Mexican currency at the rate of exchange prevailing in Mexico on the date when payment is made;

d. In the event that any legal proceedings are brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-approved translator would have to be approved by the court after the defendant has been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents;

e. Claims may become barred under the statutes of limitation, which are not waivable under Mexican law, or may become subject to defenses or set-off or counterclaim;

f. A Mexican court may stay proceedings held in such court if concurrent proceedings are being held elsewhere;

g. With respect to the provisions contained in each of the Transaction Documents in connection with service of process, it should be noted that service of process by mail does not constitute personal service of process under Mexican law and, since such service is considered to be a basic procedural requirement, if for purposes of proceedings outside Mexico service of process is made by mail, a final judgment based on such process would not be enforced by the courts of Mexico; and

h. An obligation to pay interest on interest may not be enforceable in Mexico.

Schedule IV

This opinion is furnished only to you as representative of the Initial Purchasers and is solely for the Initial Purchasers’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Purchase Agreement and for [—] as counterparties under the Capped Call Transaction Documents. Without my prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert your rights in respect of this opinion (other than an Initial Purchaser’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction), except that The Bank of New York Mellon may rely upon this opinion in its capacity as trustee under the Indenture and that Skadden, Arps, Slate, Meagher & Flom LLP may rely upon this opinion as to matters of the laws of the Mexico in rendering their opinion pursuant to Section 6(a) of the Purchase Agreement.

Schedule IV

SCHEDULE V

Form of Officer’s Certificate

[            ], 2011

I, [                    ], solely in my capacity as [            ] of CEMEX, S.A.B. de C.V., a publicly traded stock corporation with variable capital (sociedad anónima bursátil de capital variable) organized under the laws of México (the “Company”), and not in an individual capacity, hereby certify as follows on behalf of the Company pursuant to Section 6(e) of the Purchase Agreement, dated as of [            ], 2011, executed in connection with the offering by the Company of U.S.$[            ] aggregate principal amount of its [__]% Convertible Subordinated Notes due 20[    ] (the “Purchase Agreement”). Capitalized terms used but not defined herein have the meaning assigned to them in the Purchase Agreement:

1. I have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and the Purchase Agreement;

2. To the best of my knowledge, the representations and warranties of the Company in the Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

3. To the best of my knowledge, since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

Schedule V

SCHEDULE VI

Form of Comfort Letter by KPMG Cárdenas Dosal, S.C.

SCHEDULE VII

1.	Issuer Written Information (included in the Disclosure Package)

(a) Final Term Sheet, dated March 9, 2011.

2.	Other Information Included in the Disclosure Package

(a) The following information is also included in the Disclosure Package:

None

Schedule VII